Exhibit 16.1

February 17, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Swvl Holdings Corp

File No. 001-41339

Dear Sir or Madam:

We have read Item 4.01 of Form 6-K of Swvl Holdings Corp dated February 17, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)

Grant Thornton Audit and Accounting Limited (Dubai Branch)